SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report: March 10, 2008

BUSINESS.VN, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-1084370	88-0355407
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9449 Balboa Ave, Suite 103, San Diego, California 92123
(Address of principal executive offices)

N/A

(former name or former address, if changed since last report)

Registrant's telephone number, including area code: (888)566-9879

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

(a) On March 10, 2008, Business.VN, Inc. (the “Company”) dismissed Chang G. Park, CPA as independent auditors for the Company. The decision to dismiss Chang G. Park, CPA and to seek new independent auditors was approved by the Company’s Board of Directors.

The reports of Chang G. Park, CPA on the Company’s financial statements for the fiscal years ended April 30, 2007 and 2006 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.  In connection with the audits of the Company’s financial statements for the fiscal years ended April 30, 2007 and 2006, (1) there were no disagreements with Chang G. Park, CPA on any matter of accounting principles or practices, financial statement disclosure or auditing scope and procedure which, if not resolved to the satisfaction of Chang G. Park, CPA, would have caused Chang G. Park, CPA to make reference to the matter in its report and (2) there were no “reportable events” as that term is defined in Item 304 of Regulation S-K promulgated under the Securities Exchange Act of 1934 (“Item 304”).

(b) On March 11, 2008, the Company engaged Gruber & Company, LLC as the Company's independent accountant to audit the Company’s financial statements and to perform reviews of interim financial statements. Neither the Company nor anyone acting on its behalf consulted with Gruber & Company, LLC regarding (i) either the application of any accounting principles to a specific completed or contemplated transaction of the Company, or the type of audit opinion that might be rendered by Gruber & Company, LLC on the Company's financial statements; or (ii) any matter that was either the subject of a disagreement with Chang G. Park, CPA or a reportable event with respect to Chang G. Park, CPA.

ITEM 9.01 Financial Statements and Exhibits

Exhibit No.	Document	Location
16.1	Letter dated March 13, 2008, from Chang G. Park, CPA to the Securities and Exchange Commission.	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUSINESS.VN, INC.

March 13, 2008	/s/ Sheldon Silverman
Date	Sheldon Silverman, Chief Executive Officer